                                                               Exhibit (h)(1)(a)

                                AMENDED EXHIBIT A

                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Fund Administration Agreement

                             (Effective May 1, 2000)


Funds of the Trust                                                  Fund Administration Fees
------------------                                                  ------------------------

Total Return Fund                                             For each Fund,
Capital Appreciation Fund                                     0.05% of each Fund's average daily
Government Bond Fund                                          net assets up to $1 billion
Money Market Fund                                             0.04% on assets of $1 billion and more



Nationwide Balanced Fund                                      For each Fund,
Nationwide Equity Income Fund                                 0.07% on assets up to $250 million
Nationwide Global Equity Fund                                 0.05% on the next $750 million
(effective 5/1/2000, Nationwide Global 50 Fund)               0.04% on assets of $1 billion and more
Nationwide High Income Bond Fund
Nationwide Multi Sector Bond Fund
Nationwide Small Cap Value Fund
Nationwide Mid Cap Index Fund
Nationwide Select Advisers Small Cap Growth Fund*
(effective 5/1/2000, Nationwide Small Cap Growth Fund)
Nationwide Strategic Growth Fund
Nationwide Strategic Value Fund
Nationwide Income Fund
Nationwide Small Company Fund
Nationwide Growth Focus Fund*
Nationwide New Economy Fund*
Nationwide International Equity Fund*
Nationwide Global Technology and Communications Fund*
Nationwide Global Life Sciences Fund*


*Each of these funds is subject to an annual minimum fee of $75,000.

                                   VILLANOVA MUTUAL FUND CAPITAL TRUST


                                   By: ____________________________________
                                   Name:
                                   Title:

                                   NATIONWIDE SEPARATE ACCOUNT TRUST

                                   By: __________________________________
                                   Name:
                                   Title: